Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-70567, 333-162668, 333-171149, and 333-189614 on Form S-8, and Registration Statement No. 333-177331 on Form S-3 of our report dated September 16, 2013, relating to the consolidated financial statements of Magellan Petroleum Corporation and subsidiaries, appearing in this Annual Report on Form 10-K of Magellan Petroleum Corporation for the fiscal year ended June 30, 2013.

/s/ EKS&H LLLP
Denver, Colorado
September 16, 2013